UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM 8-K
____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 23, 2006     (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 22, 2006, Bill Heil resigned as President and Chief Operating Officer of WebEx Communications, Inc. (the “Company”), but has agreed to remain as an employee of the Company for some period of time to assist in the transition of his responsibilities.  . On February 23, 2006 the Company issued a press release announcing Mr. Heil’s decision to leave the Company, together with other changes to the Company's executive management team that do not involve other principal officers of the Company.  The full text of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1
Press Release dated February 23, 2006 announcing the resignation of Bill Heil as President and Chief Operating Officer of the Company, and other changes to the Company’s executive management team not involving current principal officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: February 23, 2006	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Title: Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1
Press Release dated February 23, 2006 announcing the resignation of Bill Heil as President and Chief Operating Officer of the Company, and other changes to the Company’s executive management team not involving current principal officers of the Company.